BRINKS HOME SECURITY TO REPORT THIRD QUARTER 2019 RESULTS ON NOVEMBER 13, 2019

Dallas-Fort Worth, TX - November 11, 2019 - Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home SecurityTM, (“Brinks Home Security” or the “Company”) (OTC: SCTY) will issue a press release to report its results for the third quarter ended September 30, 2019 before the market opens on Wednesday, November 13, 2019. The Company will make available a pre-recorded conference call that day at 9:00 AM ET in which management will provide an update on Brinks Home Security’s operations and may also discuss future opportunities. Management does not intend to host a question and answer session following its prepared remarks. The Company intends to resume regularly scheduled live earnings calls, with an associated question and answer period, in early 2020.

Participating on the call will be Brinks Home Security’s President and Chief Executive Officer, Jeffery Gardner and Executive Vice President and General Counsel, William Niles.

To access the call please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 2658155. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can be accessed through November 27, 2019 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 2658155.

This call will also be available as a live webcast which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com